Exhibit 99.1

BIONIK Laboratories Announces Sale of New InMotion® ARM/HAND Robotic Device to VA Rehabilitation Research & Development’s Center for Neurorestoration and Neurotechnology

VA-funded center purchases second InMotion® ARM/HAND interactive therapy system to test new approaches for restoring physical function of veterans with neurologic disease or injury

TORONTO and BOSTON – September 30, 2020 – BIONIK Laboratories Corp. (OTCQB:BNKL) ("BIONIK" or the "Company"), a robotics company focused on providing rehabilitation and assistive technology solutions to individuals with neurological and mobility challenges, announced today that the VA Rehabilitation Research & Development funded Center for Neurorestoration and Neurotechnology, known as CfNN, has purchased a second BIONIK InMotion® ARM/HAND Interactive Therapy System, following its first purchase in 2018, as part of its mission to develop and test new approaches for restoring the physical function of Veterans with neurologic disease or injury.

As part of CfNN’s focus area on restoring communication and mobility, CfNN is working with one of its academic hospital partners, Massachusetts General Hospital, in Boston, to develop and test a next-generation system for the rehabilitation of arm and hand function. Capitalizing on CfNN, MGH, and Brown University’s long history in brain-computer interface research and development as part of the BrainGate consortium, the team is now working on a powerful EEG interface to learn more about stroke recovery and promoting more rapid restoration of arm and hand function after stroke.

InMotion® robotic systems have been sold in more than 15 countries to help stroke survivors and those with other neurological conditions to regain arm and hand movement by training shoulder protraction/retraction, flexion/extension, abduction/adduction, internal/external rotation, elbow flexion/extension and hand grasp/release. InMotion® robotic therapy guides the patient through specific tasks, aiming to improve motor control of the arm and hand by increasing strength, range of motion and coordination, and assisting with the provision of efficient, effective, intensive sensorimotor therapy.

“The InMotion® ARM/HAND Interactive Therapy System, use of which is already part of the VA’s stroke rehabilitation guidelines for moderate to severe patients with upper extremity disability, is also a valuable research tool,” said Dr. Eric Dusseux, CEO, BIONIK. “We are thrilled that Providence VA Medical Center and its collaborators have acquired again a new system and we are looking forward to working with them to explore the frontiers of neurorestoration science.”

About BIONIK Laboratories Corp.

BIONIK Laboratories is a robotics company focused on providing rehabilitation and mobility solutions to individuals with neurological and mobility challenges. The Company has a portfolio of products focused on upper and lower extremity rehabilitation for stroke and other mobility-impaired patients, including three products on the market and three products in varying stages of development.

For more information, please visit www.BIONIKlabs.com and connect with us on Twitter, LinkedIn, and Facebook.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words "may," "should," "would," "will," "could," "scheduled," "expect," "anticipate," "estimate," "believe," "intend," "seek," or "project" or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of robotic rehabilitation products and other Company products, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, pipeline of potential sales, capital structure or other financial items, (iii) the Company's future financial performance, (iv) the market and projected market for our existing and planned products and (v) the assumptions underlying or relating to any statement described in points (i), (ii), (iii) or (iv) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances, and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions, and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain additional financing, the inability to meet listing standards to uplist to a national stock exchange, the significant length of time and resources associated with the development of our products and related insufficient cash flows and resulting illiquidity, the impact on the Company’s business as a result of the Covid-19 pandemic, the Company's inability to expand the Company's business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, volatility in the price of the Company's raw materials, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. The Company does not undertake to update these forward-looking statements.

Media contact:

Matthew Bretzius
FischTank PR
matt@fischtankpr.com